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David T.
Thomson P.C.                                        Certified Public Accountant
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January 21, 2000

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Gentlemen:

I have read Item 4 included in the attached Form 8-K dated January 20, 2000 (January 11, 2000) of Mangosoft, Inc. and am in agreement with the statements contained therein.

Very truly yours,

/s/ David T. Thomson P.C.
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David T. Thomson P.C.












            P.O. Box 571605 o Murray, Utah 84157 o (801) 966-9481